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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported): November 1, 2000



                          TALON AUTOMOTIVE GROUP, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)



         Michigan                    333-56461                  38-3382174
         --------                   -----------                 ----------
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
of Incorporation)                   File Number)             Identification No.)



900 Wilshire Drive, Suite 203, Troy, MI                                   48084
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code:  (248) 362-7600


Item 5.  Other Events.

         Talon Automotive Group, Inc. has elected not to make the November 1, 2000, interest payment, when due, on its $120 million principal amount of 9.625% Senior Subordinated Notes due May 1, 2008. The company intends to negotiate with its bank group and the Note holders during the 30-day "grace" period ending December 1, 2000, in efforts to facilitate payment or agree to deferred payment. In addition, the company has made significant capital investments in new business scheduled to begin in April 2001, as previously reported. The company is negotiating special payment terms with its principal customers pending the commencement of this new business.


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         This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "intends" and "scheduled" and similar expressions are generally intended to identify forward-looking statements. Readers are cautioned that forward-looking statements are not guarantees of future performance, that they involve risks and uncertainties and that actual results may differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including, but not limited to: (i) general economic conditions in the markets in which the company operates; (ii) fluctuations in worldwide or regional automobile and light and heavy truck production; (iii) labor disputes involving the company or its significant customers; (iv) changes in practices and/or policies of the company's significant customers toward outsourcing automotive components and systems; (v)foreign currency and exchange fluctuations; and (vi) other risks detailed from time to time in the company's filings with the SEC. The company does not intend to update these forward-looking statements.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TALON AUTOMOTIVE GROUP, INC.



Date: November 1, 2000                  By:/s/ David J. Woodward
                                           -------------------------------
                                           David J. Woodward
                                           Vice President of Finance, Chief
                                             Financial Officer and Treasurer